UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/29/2011

Zipcar, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35131

Delaware	04-3499525
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

25 First Street, 4th Floor
Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 995-4231
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 29, 2011 (the "Effective Date"), Streetcar Limited ("Streetcar"), a wholly-owned subsidiary of Zipcar, Inc. ("Zipcar") entered into an Agreement in Relation to Operational and Financial Covenants (the "Covenant Amendment") with Barlcays Mercantile Business Finance Limited ("Barclays") related to the Master Agreement for Lease and or Lease Purchase dated as of February 12, 2008 between Streetcar and Barlcays (the "Master Lease"). The Covenant Amendment term begins on the Effective Date and continues through March 31, 2012 (the "Term"). Among other things, the Covenant Amendment supersedes and replaces the existing operational and financial covenants related to the continued availability of financing to Streetcar under the Master Lease. The principal financial covenants under the Covenant Amendment are:

--        Streetcar must maintain a minimum cash level of [GBP] 1,000,000 at the end of any month during the Term;

--        Zipcar must maintain a minimum cash level of US$10,000,000 at all times during the Term; and

--        Streetcar total gross debt must be below certain specified limits at various measurement dates during the Term.

Failure to meet any of the financial covenants contained in the Covenant Amendment shall be an event of default under the Master Lease.

In addition, the Covenant Amendment requires Streetcar to provide specified financial information and compliance certifications to Barclays during the term of the Covenant Amendment.

This summary description of the Covenant Amendment does not purport to be complete and is qualified in its entirety by reference to the Covenant Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zipcar, Inc.

Date: June 28, 2011	By:	/s/ Dean J. Breda
Dean J. Breda
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Agreement in Relation to Operational and Financial Covenants between Streetcar Limited and Barclays Mercantile Business Finance Limited dated as of June 29, 2011